                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        Bindview Development Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
[BINDVIEW LOGO]

                                 April 18, 2002

Dear Fellow Shareholder:

    I am pleased to invite you to attend BindView Development Corporation's 2002 annual meeting of shareholders. We will hold the meeting at 9:00 a.m. on Thursday, May 23, 2002, at BindView's corporate offices, which are located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    The formal notice of meeting and proxy statement that follow this letter describe the matters which the shareholders will consider and vote on at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed copies of our corporate brochure and of our Report on Form 10-K for the fiscal year ended December 31, 2001. We encourage you to read these materials.

    Your vote is important. PLEASE COMPLETE, SIGN, DATE, AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

    The Board of Directors recommends that you approve the proposal described in the attached proxy statement. The rest of the Board of Directors and I look forward to seeing you at the meeting.

                                      Very truly yours,


                                      Eric J. Pulaski
                                      Chairman and Chief Executive Officer

[BINDVIEW LOGO]

                        BINDVIEW DEVELOPMENT CORPORATION
                           5151 SAN FELIPE, 25TH FLOOR
                              HOUSTON, TEXAS 77056

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 ---------------

    BindView Development Corporation will hold its 2002 annual meeting of shareholders at 9:00 a.m. on Thursday, May 23, 2002, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    At the meeting, the shareholders will:

     o    elect a director; and

     o    transact any other business that may properly come before the meeting.

                                        By Order of the Board of Directors,


                                        D. C. Toedt III
                                        Vice President, General Counsel,
                                          and Secretary




Houston, Texas
April 18, 2002

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                        BINDVIEW DEVELOPMENT CORPORATION

                                 PROXY STATEMENT

  ----------------------------------------------------------------------------

    This proxy statement relates to the solicitation of proxies by the Board of Directors of BindView Development Corporation for use at BindView's 2002 annual meeting of shareholders. The meeting will be held at 9:00 a.m. on Thursday, May 23, 2002, at BindView's corporate offices located at 5151 San Felipe, Houston, Texas 77056, on the second floor.

    You are entitled to vote at that meeting if you were a holder of record of BindView's common stock at the close of business on April 4, 2002. On April 18, 2002, we began mailing to shareholders entitled to vote at the meeting a proxy card, this proxy statement, our corporate brochure, and our Report on Form 10-K for the fiscal year ending December 31, 2001. On April 4, 2002, there were 51,718,013 shares of BindView's common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

    Your proxy card will appoint Eric J. Pulaski and Edward L. Pierce as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying any voting instructions, the proxy holders will vote your shares FOR the election of the director nominee named in this proxy statement and as otherwise specified on the proxy card.

    Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted at the meeting by (i) delivering a signed written revocation letter, dated later than the proxy, to BindView, attention: D. C. Toedt; or (ii) attending the meeting and voting in person or by proxy. Attending the meeting, however, will not automatically revoke your proxy.

    On the enclosed form of proxy, you may vote for or withhold authority to vote for the director nominee listed in this proxy statement.

    The Board expects the nominee named in this proxy statement to be available for election. If the nominee is not available, and you have submitted a signed and dated proxy card that does not withhold authority to vote for the nominee, the proxy holders may vote your shares for a substitute. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If you sign, date and return your proxy card, and any other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote your shares in accordance with their best judgment.

    No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy.

    Representatives of Mellon Investor Services L.L.C., the transfer agent and registrar for the common stock, will act as the independent inspector of election.

    Share information in this proxy statement gives effect to the one-for-one stock dividend paid by BindView on February 17, 2000 (the "Stock Split"), unless indicated otherwise.


                        PROPOSAL : ELECTION OF DIRECTORS

    At the meeting, you the shareholders will elect one director. The Board is comprised of five directors divided into three classes, each class being composed as equally in number as possible in accordance with BindView's Amended and Restated Articles of Incorporation. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of shareholders.

    The director in Class I, whose term expires at the meeting, is Richard A. Hosley II. Mr. Hosley is nominated to serve in Class I for another term expiring at the 2005 annual meeting of shareholders.

    The directors in Class II are serving terms that expire at the 2003 annual meeting of shareholders. The directors in Class III are serving a term that expires at the 2004 annual meeting of shareholders.

    The nominee who receives the most votes will be elected to the open directorship in Class I even if he receives less than a majority of the votes cast. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

                                                                                                      DIRECTOR
                                              AGE                POSITION                              SINCE
                                              ---    --------------------------------                  -----
NOMINEE FOR CLASS I DIRECTOR
  Richard A. Hosley II (a)(b)                  57    Director                                           1998

CLASS II DIRECTORS
  Armand S. Shapiro (a)(b)                     60    Director                                           2001
  Edward L. Pierce                             45    Director; Senior Vice President and CFO            2001

NOMINEES FOR ELECTION FOR CLASS III
  Peter L. Bloom(a)(b)                         44    Director                                           1997
  Eric J. Pulaski                              38    Chairman of the Board, President, and CEO          1990

                  ----------

         (a) Member of the Audit Committee. Mr. Shapiro was appointed to the Audit Committee on October 26, 2001.

         (b) Member of the Compensation Committee. Mr. Hosley was appointed to the Compensation Committee on October 26, 2001. Mr. Shapiro was appointed to the Compensation Committee on February 21, 2002.

                             DIRECTORS AND NOMINEES

Background of Directors and Director Nominee

    Peter L. Bloom has served as a director of BindView since October 1997. Mr. Bloom is a managing member of General Atlantic Partners, LLC, a private equity investment firm that invests in information technology, media and communications companies on a global basis. Prior to joining General Atlantic Partners, LLC in 1996, Mr. Bloom spent 13 years at Salomon Brothers, an investment banking firm, where he last was the managing director of Salomon's U.S. technology division. Mr. Bloom is on the board of directors of Predictive Systems, Inc., is a special advisor to the board of directors of E-TRADE Securities, Inc. and is a board member of private information technology companies, of which entities affiliated with General Atlantic are investors.

    Richard A. Hosley II has served as a director of BindView since January 1998. Since October 1990, Mr. Hosley has been a private investor. From 1980 to 1990, Mr. Hosley was employed by BMC, where he held a variety of positions including vice president of sales and marketing, president, chief executive officer and vice chairman.

    Edward L. Pierce has served as BindView's senior vice president and chief financial officer since May 1, 2001, and as a director since July 26, 2001. Before joining BindView, Mr. Pierce was employed by Metamor Worldwide, Inc., from November 1994 until January 2001, most recently as executive vice president and chief financial officer. He served as a director of Metamor from October 1999 until Metamor's acquisition by PSINet Inc. in June 2000.

    Eric J. Pulaski founded BindView in May 1990 and served as BindView's chairman of the board, president and chief executive officer from its inception until January 2000, at which time he became chairman of the board and chief technology officer. He returned as president and chief executive officer in July 2001.

    Armand S. Shapiro has served as a director of BindView since October 2001. Mr. Shapiro is the chairman and CEO of MessagePro, Inc., a Houston-based telephone answering service company, and the chairman of Garden Ridge Corporation. Mr. Shapiro also serves as a senior advisor to Summit Capital Group, LLC, a private equity in-vestment firm, and as a director of Southgard Corporation. From June 1990 to June 1999, Mr. Shapiro was chairman and CEO of Garden Ridge Corporation.

COMPENSATION OF DIRECTORS

    We reimburse our directors for out-of-pocket expenses incurred in attending Board meetings. In addition, non-employee directors receive $2,000 per meeting for attending Board meetings in person and $1,000 per meeting for attending by telephone, as well as $750 per meeting for attending committee meetings in person and $500 per meeting for attending by telephone.

    Our non-employee directors have received options to acquire our common stock. Mr. Bloom and Mr. Hosley have received options to acquire 100,000 shares of common stock at an exercise price of $1.92 per share, of which Mr. Bloom exercised options to purchase 40,000 shares of common stock in June 2000. Mr. Bloom continues to hold options to purchase 60,000 shares of common stock, of which options to purchase 40,000 shares of common stock are currently exercisable. Mr. Shapiro has received options to acquire 100,000 shares of common stock at an exercise price of $0.99 per share under our 1998 Non-Employee Directors Stock Option Plan (as amended through October 26, 2001). These options vest in annual installments over five years, except that they vest in full if BindView is subject to a change in control (as defined in that plan) or if the optionee dies or becomes disabled. These options expire ten years from the date of grant or, if earlier, 90 days after the optionee ceases to be a director or 12 months after the optionee's death.

Meeting Attendance

    During 2001, the full Board met 13 times and acted by written consent 10 times; all directors attended, in person or by telephone, at least 75% of all meetings held by the Board and by the committees on which the directors served during the period of time that such person served on the Board of such committees.

INDEBTEDNESS OF DIRECTORS

    Mr. Pierce is indebted to the Company in the amount of $788,000 in the form of a full-recourse promissory note dated December 31, 2001, at 3% interest, due on or before April 30, 2005. The promissory note is in payment, at fair market value, of 400,000 shares of the Company's restricted common stock granted to Mr. Pierce on December 31, 2001. Payment of the note is secured by a security interest in such shares. The note is a replacement for a similar promissory note dated May 1, 2001 in the amount of $1,044,000.00, at 6% interest, which was rescinded in connection with a rescission and re-granting of Mr. Pierce's award of restricted stock by mutual agreement between the Company and Mr. Pierce as of December 31, 2001. See also the note concerning Mr. Pierce's compensation following the table under the heading "Summary of Executive Compensation" as well as the discussion under the heading "Employment Agreements of Named Executive Officers."

                             COMMITTEES OF THE BOARD

AUDIT COMMITTEE

    The Board has an Audit Committee, for which the Board has adopted a written charter. The Audit Committee met three times in 2001. The Audit Committee recommends the independent public auditors appointed by the Board to audit our financial statements and reviews issues raised by those auditors as to the scope of their audit and their audit report, including any questions and recommendations they may have relating to our internal accounting and auditing procedures. In 2001, the Audit Committee was composed of Messrs. Bloom, Hosley and Putterman until Mr. Putterman's resignation from the Board on July 26, 2001. Mr. Shapiro was appointed to the Audit Committee on October 26, 2001. Each of Messrs. Bloom, Hosley, Putterman, and Shapiro are independent directors as defined by Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

Audit Committee Report

    The Audit Committee of the Board, which is composed of three non-employee directors, has furnished the following report.

    The Audit Committee has reviewed and discussed with management BindView's audited financial statements for the year 2001 audited by PricewaterhouseCoopers LLP, BindView's principal independent public accountants, has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountant's independence. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board that the company's financial statements audited by PricewaterhouseCoopers LLP should be included in BindView's annual report on Form 10-K for 2001.

                                                AUDIT COMMITTEE:
                                                Peter L. Bloom
                                                Richard A. Hosley II
                                                Armand S. Shapiro

Compensation Committee

    The Compensation Committee approves the compensation to be paid to our executive officers and to the members of the Board, as well as grants of stock options and restricted stock awards to such individuals. The Compensation Committee met five times and acted by written consent one time in 2001. In 2001, the Compensation Committee was composed of Messrs. Bloom and Putterman until Mr. Putterman's resignation from the Board on July 26, 2001. Mr. Hosley was appointed to the Compensation Committee on October 26, 2001. Mr. Shapiro was appointed to the Compensation Committee on February 21, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Peter L. Bloom, a director of BindView, is a member of the Compensation Committee. Mr. Bloom is a managing member of General Atlantic Partners LLC and a general partner of GAP Coinvestment Partners, L.P., a stockholder of the Company. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 44, L.P. and General Atlantic Partners 27, L.P., two stockholders of the Company.

Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board, which is composed of non-employee directors, has furnished the following report on executive compensation.

    BindView's executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the company's successful financial performance and for increasing shareholder value. BindView's compensation program consists of three principal elements: base salary, performance bonus and stock options. Together these elements comprise total compensation value. The Compensation Committee believes that the total compensation program for executives of BindView is competitive with the compensation programs provided by other comparable companies.

    Base Salary: The Compensation Committee periodically reviews base salaries of executive officers, including the executive officers named in the "Summary of Executive Compensation" discussion below. The factors considered in setting salaries include (but are not necessarily limited to) salaries paid to persons holding comparably-responsible positions at other similarly-situated companies; the applicable cost of living; the company's overall financial performance; the individual's past performance and potential with the company; and input from the chief executive officer. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Compensation Committee.

    CEO Compensation: The 2001 base salary for Richard P. Gardner was as provided in his employment agreement with BindView, which was negotiated on an arm's-length basis in January 2000 in view of his position and re-sponsibilities, level of experience in BindView's industry, and his anticipated contribution to BindView's performance. The base salary for Eric J. Pulaski in the first half of 2001, prior to his resuming the position of president and chief executive officer, was based on his position, responsibility, level of experience, and on his individual performance and BindView's performance in prior years. In the second half of 2001, Mr. Pulaski voluntarily elected not to take a salary.

    Annual Performance Bonuses: Total compensation for executive officers also includes cash bonuses in accordance with BindView's senior-executive bonus plan, with the on-target amount for each incumbent executive officer being specified in the executive officer's employment agreement with BindView, based on the same factors as described above for executive-officer salaries. Partial cash bonus awards were paid in the first quarter of 2001 only, based on BindView's then-recent financial performance.

    Stock Options: Total compensation for executives also includes long term incentives in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock option grants. Stock options are instrumental in promoting the alignment of long-term interests between BindView's management and shareholders because an option holder realizes gains only if the stock price increases over the fair market value at the date of grant. In determining the amount of option grants, we evaluate the position of the employee, responsibility of the employee and overall compensation package. All options are granted at a strike price of at least fair market value at the date of grant. The long-term value realized by management through option exercises is directly linked to the enhancement of shareholder value.

    Applicable Tax Code Provision. The compensation committee has reviewed the potential consequences for BindView of Section 162(m) of the Internal Revenue Code, which limits the tax deduction a company can claim for annual compensation in excess of $ 1 million to certain executives. This limit did not affect BindView in 2001 and is not expected to affect BindView in 2002.

                                                 COMPENSATION COMMITTEE:
                                                 Peter L. Bloom
                                                 Richard A. Hosley II
                                                 Armand S. Shapiro

SPECIAL COMMITTEE ON EMPLOYEE OPTIONS

    The Board has established a Special Committee on Employee Options to approve the granting of stock options to non-executive-officer employees of the Company and its subsidiaries. Richard P. Gardner was the sole member of the committee until his resignation on July 1, 2001, after which Eric J. Pulaski became the sole member of that committee. The committee acted by written consent 23 times in 2001.

                        EXECUTIVE OFFICERS; COMPENSATION

    The following table shows the names, ages and titles of our executive officers and certain other management personnel as of April 4, 2002. All our executive officers hold office until their respective successors are duly elected and qualified or their earlier resignation or removal.

NAME                           AGE                 POSITION
----                           ---                 --------
Eric J. Pulaski .............   38    Chairman, President, and Chief Executive Officer
Kevin P. Cohn ...............   33    Vice President, Corporate Controller, and Chief Accounting Officer
Jeffrey E. Margolis *........   39    Senior Vice President of Business Development
Gary S. Margolis ............   36    Chief Technology Officer
William D. Miller ...........   50    Senior Vice President and Chief Operating Officer
Kenneth D. Naumann *.........   33    Vice President of Sales for the Americas
Edward L. Pierce ............   45    Senior Vice President and Chief Financial Officer
D. C. Toedt III *............   47    Vice President, General Counsel, and Secretary

      * Not an "executive officer" as defined in applicable SEC regulations.

    For information regarding Mr. Pierce's and Mr. Pulaski's backgrounds, see the discussion above under the heading "Background of Directors and Director Nominees."

    Kevin P. Cohn has been BindView's vice president and corporate controller since joining the company in May 2001; he was elected chief accounting officer in July 2001. From December 1997 until January 2001 he was employed by Metamor Worldwide, Inc., most recently as vice president, corporate controller, and chief accounting officer. From November 1994 through November 1997, Mr. Cohn was employed by Ernst & Young LLP where he served most recently as an audit manager.

    Gary S. Margolis has worked in software development at BindView since 1996; he became chief technology officer in July 2001. He is the brother of Jeffrey E. Margolis.

    Jeffrey E. Margolis joined BindView in March 1998; he currently serves as senior vice president of business development. From October 1996 until joining BindView, he worked in investment and merchant banking as a vice president of GulfStar Group, Inc., an affiliate of International Bancshares Corporation. He is the brother of Gary S. Margolis.

    Kenneth D. Naumann has been BindView's vice president of sales for the Americas since 1999. He joined BindView in 1993 and previously served as a sales representative, sales manager, and director of sales.

    William D. Miller is BindView's senior vice president and chief operating officer; he joined the company in April 2000 as senior vice president for worldwide sales and services. From June 1979 until April 2000, he was employed by IBM Corporation, most recently as vice president of sales for IBM's European industrial sector.

    D. C. Toedt III is BindView's vice president, general counsel, and secretary. From 1983 until joining BindView in October 1999, he was an attorney at Arnold, White & Durkee, P.C. (now Howrey Simon Arnold & White LLP), first as an associate and later as a shareholder.

SUMMARY OF EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the "Named Executive Officers," namely (i) all persons serving as BindView's chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2001; (ii) BindView's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of such fiscal year, excluding any executive officer, other than the CEO, whose total annual salary and bonus did not exceed $100,000 for such fiscal year; and
(iii) up to two additional individuals for whom disclosure would have been provided under clause (ii) but for the fact that the individual was not serving as an executive officer of BindView at the end of such fiscal year.

                                                                      LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION    -----------------------------
                                        -------------------------    RESTRICTED     SECURITIES
                                                                       STOCK        UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY         BONUS        AWARDS      OPTIONS(#)(1) COMPENSATION (2)
------------------------------  --------  ---------     ---------  -------------  -------------- ----------------
Eric J. Pulaski (3)..........    2001     $ 81,250      $     --            --             --        $ 2,438
  Chairman & President &         2000      150,000            --            --             --          5,250
  Chief Executive Officer        1999      150,000        61,086            --             --         10,000
-----------------------------------------------------------------------------------------------------------------
Richard P. Gardner (4).......    2001       116,360       27,969            --        825,000        675,000
  Former President & Chief       2000      222,549             --           --      1,650,000            --
  Executive Officer
-----------------------------------------------------------------------------------------------------------------
Gary S. Margolis (5).........    2001      137,280         2,094            --         50,000         4,181
  Chief Technology Officer       2000      133,320         6,250            --                        4,173
                                 1999      123,000        25,000            --         50,000         8,880
-----------------------------------------------------------------------------------------------------------------
William D. Miller (6)........    2001      191,667        46,936            --        200,000         5,250
  Senior Vice President &        2000      102,993       104,464            --        400,000        35,000
  Chief Operating Officer
-----------------------------------------------------------------------------------------------------------------
Edward L. Pierce (7).........    2001      133,333            --            --             --         3,000
  Senior Vice President &
  Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------
Kevin M. Weiss (8)...........    2001      110,310        45,027            --        200,000       384,877
   Former Senior Vice President  2000       37,500            --            --        400,000            --
   And Chief Marketing Officer

----------

(1)  Gives effect to the Stock Split.

(2) "All other compensation" includes BindView's contributions to the BindView Development Corporation 401(k) Profit Sharing Plan. See also the supplemental notes for certain specific executives, below.

(3) Mr. Pulaski served as president and chief executive officer until January 2000 and as chairman and chief technology officer from then until July 1, 2001, at which time he resumed the positions of president and chief executive officer upon Mr. Gardner's resignation. Mr. Pulaski voluntarily took no salary or bonus in the second half of 2001.

(4) Mr. Gardner became president and chief executive officer in January 2000 and resigned on July 1, 2001. For 2001, "all other compensation" for Mr. Gardner includes a severance payment of $675,000 pursuant to his employment agreement, discussed under the heading "Employment Agreements of Named Executive Officers."

(5)  Gary S. Margolis became chief technology officer in July 2001.

(6) Mr. Miller became senior vice president of worldwide sales in April 2000 and became chief operating officer in July 2001. For 2000, "all other compensation" for Mr. Miller includes payments made by BindView on his behalf in connection with his relocating to Houston, Texas, home of BindView's corporate headquarters.

(7) In May of 2001, the Company, under the terms of a restricted stock agreement, issued 400,000 shares of restricted common stock to Mr. Pierce at $2.61 per share (its fair market value as of that date) in exchange for a full recourse, interest-bearing promissory note in the amount of $1,044,000. The restricted common stock vests over a four-year period from the date of issuance. At the same time, the Company also entered into an employment agreement with Mr. Pierce which, among other things, required the Company to pay Mr. Pierce a guaranteed signing bonus in installments beginning with the first vesting date of the restricted common stock in April 2002, in amounts corresponding to the principal and unpaid interest associated with the price of the vesting shares. At December 31, 2001, the May agreements were rescinded and new agreements were entered into reflecting issuance of 400,000 shares to Mr. Pierce at $1.97 per share (its fair market value as of that date) in exchange for a full recourse, interest-bearing promissory note in the amount of $788,000, and lowering of the guaranteed signing bonus in proportion to the reduction in proceeds to the Company from the stock issuance. See also the discussion below under the heading "Employment Agreements of Named Executive Officers."

(8) Mr. Weiss became chief marketing officer in October 2000 and resigned in August 2001. For 2001, "all other compensation" for Mr. Weiss includes a severance payment of $380,404 pursuant to his employment agreement, discussed below under the heading "Employment Agreements of Named Executive Officers."

OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 2001

    This table shows information concerning individual grants of stock options made during the year ended December 31, 2001, to each of the Named Executive Officers.

                                          PERCENT OF                              POTENTIAL REALIZABLE VALUE
                                            TOTAL                                   AT ASSUMED ANNUAL RATES
                            SHARES OF      OPTIONS                                OF STOCK PRICE APPRECIATION
                          COMMON STOCK    GRANTED TO    EXERCISE                       FOR OPTION TERM(2)
                           UNDERLYING     EMPLOYEES     PRICE PER                 ---------------------------
        NAME              OPTIONS(#)(1)  DURING YEAR    SHARE($)    EXPIRATION       5%($)           10%($)
-------------------       -------------  -----------    ---------   ----------    -----------     -----------
Eric J. Pulaski........           --          --            --           --              --              --
Richard P. Gardner (3)       825,000        13.6%         2.90         9/01              --              --
Gary S. Margolis.......       50,000         0.8%         2.90         4/11          91,000         231,000
William D. Miller......      200,000         3.3%         2.90         5/11         364,000         924,000
Edward L. Pierce                  --          --            --           --              --              --
Kevin M. Weiss (4).....      200,000         3.3%         2.90         7/02          14,000          28,000

----------

(1)  Gives effect to the Stock Split.

(2) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission's regulations. BindView does not represent that the common stock will appreciate at these assumed rates.

(3) Mr. Gardner's options expired September 30, 2001 as a result of his resignation as chief executive officer.

(4) Mr. Weiss holds options for 50,000 shares that were vested upon his resignation; those options will expire in July 2002 pursuant to a provision in his separation agreement with the Company. See the discussion below under the heading "Employment Agreements of Named Executive Officers." "Employment Agreements of Named Executive Officers."

OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

    This table shows all stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001, and the number and value of options each held at fiscal year end.

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT       "IN-THE-MONEY" OPTIONS AT
                           SHARES        VALUE      DECEMBER 31, 2001(#)(1)        DECEMBER 31, 2001($)(2)
                         ACQUIRED ON   REALIZED   ---------------------------   ----------------------------
                         EXERCISE(#)      ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                         -----------   --------   -----------   -------------   -----------    -------------
Eric J. Pulaski...           --           --            --             --              --            --
Richard P. Gardner           --           --            --             --              --            --
Gary S. Margolis..           --           --       156,250         73,750              --            --
William D. Miller.           --           --       137,499        462,501              --            --
Edward L. Pierce..           --           --            --             --              --            --
Kevin M. Weiss....           --           --        24,999         25,000              --            --

----------

(1)  Gives effect to the Stock Split.

(2) The value of the unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of BindView stock at fiscal year end, multiplied by the number of shares underlying the options. The closing price of BindView stock on December 31, 2001, as reported on the Nasdaq Stock Market, was $2.01.

EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVE OFFICERS

    Of the Named Executive Officers, we have employment agreements with Messrs. Gardner, Miller, Pierce, and Weiss. BindView has filed the agreements described below as exhibits to various reports on Form 10-K or Form 10-Q.

    Former CEO Richard P. Gardner's employment agreement provided for an annual base salary of $225,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Pursuant to Mr. Gardner's stock-option agreements, his stock options expired on September 30, 2001. Pursuant to Mr. Gardner's employment agreement, BindView paid Mr. Gardner a separation payment in an amount equal to 36 times the average of his monthly base salary for the 12 months immediately preceding his resignation, and maintained Mr. Gardner as a participant in the company's health insurance benefit plan for six months after his resignation.

    William D. Miller's employment agreement provides for an annual base salary of $150,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Mr. Miller may terminate his employment without giving prior notice. BindView can terminate Mr. Miller's employment upon written notice, with or without cause. The agreement provides for different outcomes depending upon the reason for the termination of employment. If Mr. Miller's employment is terminated by BindView other than for cause or disability, or if he resigns for good reason, then he is entitled to a severance period of one year (or two years if his options profit, as defined in the agreement, is less than $1 million), during which he continues to receive his base salary and quarterly bonus payments equal to an annual bonus of $150,000 (which he may opt to take in a present-value lump sum discounted at 8% per annum interest), along with medical / health benefits. Under Mr. Miller's stock-option agreement with the company, Mr. Miller's options will become fully vested if, after any change of control (as defined in the agreement), he resigns for good reason (as defined in the agreement) or is terminated by the company other than for cause.

    Edward L. Pierce's employment agreement provides for (a) an annual base salary of $200,000; (b) a guaranteed signing bonus payable in installments, beginning in April 2002, corresponding to the vesting dates of his 400,000-share restricted stock award (see also the discussion of the associated promissory note in the notes to the table under the heading "Summary of Executive Compensation"); (c) incentive bonus compensation based on achieving management based objectives and revenue and profitability goals; and (d) a stock option grant no later than December 31, 2002, of a number of shares equal to (i) 100,000 shares, or (ii) if greater, the average number of shares for which options were granted between May 2, 2001 and December 31, 2002 to senior vice presidents of the Company, excluding Mr. Pierce. BindView may terminate Mr. Pierce's employment with or without cause, and Mr. Pierce may resign for any reason, in either case by written notice. The agreement provides for different outcomes depending upon the reason for the termination of employment or resignation. If Mr. Pierce's employment is terminated by BindView other than for cause or disability, or if he resigns for good reason (as defined in the agreement), then he is entitled to a severance period of one year, during which he continues to receive his base salary and quarterly bonus payments equal to an annual bonus of $200,000 (which he may opt to take in a present-value lump sum discounted at 8% per annum interest), along with medical / health benefits. Under Mr. Pierce's change-of-control agreement with the company, Mr. Pierce's options will become fully vested if, after any change of control (as defined in the agreement), he resigns for good reason (as defined in the agreement) or is terminated by the company other than for cause. Mr. Pierce's restricted-stock agreement with the Company requires him, before selling any of his vested restricted shares, to make certain payments on the principal and interest of his promissory note to the Company in payment of the purchase price of such shares, in an amount determined by a schedule in the restricted-stock agreement.

    Former chief marketing officer Kevin M. Weiss' employment agreement provided for an annual base salary of $150,000 and incentive bonus compensation based on achieving management based objectives and revenue and profitability goals. Pursuant to Mr. Weiss's stock-option agreements, the vesting of his unvested options was accelerated by one year upon his resignation. Pursuant to BindView's separation agreement with Mr. Weiss, his vested options, for 50,000 shares, may be exercised until July 16, 2002, after which they will expire. Pursuant to Mr. Weiss' employment agreement, BindView paid him a separation payment in an amount equal to 12 times his average monthly base salary and on-target bonus for the 12 months immediately preceding his resignation, and is maintaining him as a participant in the company's health insurance benefit plan until July 16, 2002.

                            (Continued on next page)

                      COMMON STOCK PERFORMANCE COMPARISONS

    The following performance graph compares the performance of BindView's common stock to the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Computers (Software & Services) Index. The graph assumes an investment in BindView's common stock and each index of $100 at June 30, 1998, in the case of the indexes and at July 24, 1998, the effective date of BindView's initial public offering, in the case of BindView stock, and that all dividends were reinvested.

    This graph is based on historical data and not necessarily indicative of future performance. This graph shall not be deemed "soliciting material" nor "filed" with the Securities and Exchange Commission nor subject to the Regulations of 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 under the Exchange Act.

                COMPARISON OF 42 MONTHS CUMULATIVE TOTAL RETURN*
                    AMONG BINDVIEW DEVELOPMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE S & P INTERNET SOFTWARE & SERVICES INDEX

                                        7/24/98         12/98           12/99           12/00           12/01
                                        -------         -----           -----           -----           -----
BINDVIEW DEVELOPMENT CORPORATION ......  100.00        275.00          496.88          188.12           40.20

S & P INTERNET SOFTWARE & SERVICES ....  100.00        117.24          217.88          131.05          103.99

NASDAQ STOCK MARKET(U.S.) .............  100.00        100.00          189.91           61.26           42.17

* $100 invested on 7/24/98 in stock or on 6/30/98 index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(c) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


                            (Continued on next page)

              OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of April 4, 2002 with respect to (a) persons known to us to be beneficial owners of more than five percent (5%) of the outstanding shares of BindView's common stock, (b) the Named Executive Officers identified in the Summary of Executive Compensation appearing elsewhere in this proxy statement and our directors and (c) all of our executive officers and directors as a group. Unless otherwise noted, we believe that all persons named in this table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      BENEFICIAL OWNER                                                        SHARES(1)     PERCENTAGE(1)
      -----------------                                                       ----------    -------------
      Peter L. Bloom (2) .............................................         2,605,918        5.04%
      Richard P. Gardner (3) .........................................           350,000            *
      Richard A. Hosley II (4) .......................................            85,000            *
      Gary S. Margolis (5) ...........................................           221,822            *
      William D. Miller (6) ..........................................           218,147            *
      Edward L. Pierce (7) ...........................................           110,000            *
      Eric J. Pulaski ................................................         8,923,200       17.25%
      Armand S. Shapiro  .............................................                --           --
      Kevin M. Weiss  (8).............................................           100,000            *
                                                                                                    *
      All executive officers, directors and nominees as a group (10)          12,631,586       24.42%

      ----------

      *  Less than 1%

(1) In accordance with the guidelines of the Securities and Exchange Commission, each beneficial owner's percentage ownership is determined by assuming that options held by such person and exercisable within 60 days have been exercised. The numbers of shares and options held by persons listed because of their status as Named Executive Officers or directors are based on our option-grant records; on public filings such as Form 3 and Form 4 filings; and (in the case of current Named Executive Officers and directors), on information supplied by the named persons.

(2) Mr. Bloom is a director of the Company. The 2,605,918 shares shown above consists of 2,015,562 shares owned by General Atlantic Partners 44, L.P. ("GAP 44"); 14,677 shares owned by General Atlantic Partners 27, L.P. ("GAP 27"); 495,679 shares owned by GAP Coinvestment Partners, L.P. ("GAPCO"); 40,000 shares of common stock owned directly by Mr. Bloom; and 40,000 shares of common stock that would be issued if he were to exercise outstanding vested options. The general partner of GAP 44 and GAP 27 is General Atlantic Partners, LLC ("GAP LLC" and, together with GAP 44, GAP 27 and GAPCO, the "GAP Entities"). The managing members of GAP LLC (other than Mr. Klaus Esser) are also the general partners of GAPCO. The business address of each of the GAP Entities and Mr. Bloom is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830. Mr. Bloom disclaims beneficial ownership of such securities, and inclusion in this table of such shares by his name shall not be an admission of beneficial interest.

(3) Mr. Gardner resigned as president and chief executive officer on July 1, 2001. His listed share holdings are based on his Form 4 filings, the latest of which was filed for transactions in May 2001.

(4) Mr. Hosley is a director of the Company. His listed holdings include 85,000 shares of common stock that would be issued if he were to exercise outstanding vested options.

(5) Gary Margolis is a Named Executive Officer of the Company. His listed holdings include 167,500 shares of common stock that would be issued if he were to exercise outstanding vested options.

(6) Mr. Miller is a Named Executive Officer of the Company. His listed holdings include 206,249 shares of common stock that would be issued if he were to exercise outstanding vested options.

(7) Mr. Pierce is a Named Executive Officer of the Company. His listed holdings include 100,000 shares of restricted common stock that will vest within 60 days.

(8) Mr. Weiss is a former executive officer and is a Named Executive Officer of the Company. His listed holdings include 50,000 shares of common stock that would be issued if he were to exercise outstanding vested options as discussed under the subheading "Employment Agreements of Named Executive Officers."

(9) See the above notes to this table. Includes an aggregate of 999,748 shares of common stock that would be issued if option holders were to exercise outstanding vested stock options.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP served as BindView's principal independent public accountants for the 2001 fiscal year and has been selected to serve as BindView's principal independent public accounts for the 2002 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the shareholder meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the company's annual financial statements, and for reviews of the financial statements included in the company's Forms 10-Q, for the 2001 fiscal year, were $225,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    There were no fees billed for professional services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by the company's principal accountants for the fiscal year 2001.

ALL OTHER FEES

    The aggregate fees billed for services rendered by the company's principal accountants, other than for services otherwise covered under the subheadings "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for fiscal year 2001 were $151,100

COMPATIBILITY OF CERTAIN FEES WITH INDEPENDENT ACCOUNTANTS' INDEPENDENCE

    The Audit Committee has considered whether the provision of services covered under the subheadings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the company's principal accountants' independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires BindView's officers, directors and persons who own more than 10% of a registered class of BindView's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the regulation to furnish BindView with copies of all Section 16(a) reports they file.

    Based on a review of Forms 3 and 4 and amendments thereto furnished to BindView during the fiscal year ended December 31, 2001, BindView believes that all such forms were timely filed during such fiscal year.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

    Any proposals of holders of common stock intended to be presented at the annual meeting of shareholders of BindView to be held in 2002 must be received by BindView at its principal executive offices, 5151 San Felipe, 25th Floor, Houston, Texas 77056, no later than December 18, 2002 to be included in the proxy statement and form of proxy relating to that meeting.

    BindView is paying the cost of this solicitation of proxies. In addition to solicitation by use of the mails, the directors, officers or employees of BindView may solicit the return of proxies by telephone, telecopy or in person.

                                      # # #

                        BindView Development Corporation

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                  May 23, 2002

          This Proxy is solicited on behalf of the Board of Directors

     The undersigned holder of Common Stock of BindView Development Corporation ("BVEW") hereby appoints Eric J. Pulaski and Edward L. Pierce, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of BVEW to be held at 9:00 a.m. on Thursday, May 23, 2002, at BVEW's corporate office located at 5151 San Felipe, 2nd Floor, Houston, Texas 77056, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return in the enclosed envelope, which requires no postage if mailed in the United States.

                   (continued and to be signed on other side)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                          (continued from other side)
                                                            Please mark    |X|
                                                            your votes as
                                                            indicated in
                                                            this example

(1) ELECTION OF DIRECTORS:  NOMINEE: (01) Richard A. Hosley II

                             WITHHOLD
                             AUTHORITY
    FOR the nominee     to vote for the nominee
    listed at right         listed at right
         [ ]                      [ ]

In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                                       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR the election of the director nominee named in Item 1, or if the nominee becomes unavailable, FOR another nominee to be selected by the Board of Directors.

                                       Date                              , 2002.
                                            -----------------------------

                                       -----------------------------------------


                                       -----------------------------------------
                                       Signature of Shareholder(s)

                                       Please sign your name exactly as it
                                       appears hereon. Joint owners must each
                                       sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -